Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of The Hertz Corporation of our report dated March 4, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in such Registration Statement.  We also consent to the reference to us as experts under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 26, 2013